UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2021

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement and Assignment Agreement

On April 28, 2021, The Procaccianti Group, LLC (“Procaccianti Group”), an affiliate of Procaccianti Companies, Inc. (the “Sponsor”), the sponsor of Procaccianti Hotel REIT, Inc. (the “Company”), entered into that certain Purchase and Sale Agreement (as amended, the “Purchase and Sale Agreement”) by and between Pride One Cherry Tree, LLC and IPN-Pride Investment Holdings, LLC (collectively, the “Seller”) to acquire the 76-unit hotel property known as the Cherry Tree Inn and Suites, located at 2345 N. US 31 North, East Bay Township, Grand Traverse County, Michigan (the “Property”), for a total purchase price of $15.0 million (the “Purchase Price”). The Seller is not affiliated with the Sponsor or the Company.

Pursuant to an Assignment of Purchase and Sale Agreement, effective as of June 3, 2021 (the “Assignment Agreement”), Procaccianti Group assigned, and PHR Cherry PropCo, LLC (the “Assignee”), a wholly-owned subsidiary of Procaccianti Hotel REIT, L.P., the operating partnership of the Company (the “Operating Partnership”), assumed, all of Procaccianti Group’s right, title and interest in and under the Purchase and Sale Agreement, giving the Assignee the right to acquire the Property pursuant to the Purchase and Sale Agreement.

Ground Lease

On June 3, 2021 (the “Initial Closing Date”), the Assignee completed the Initial Closing (as defined in the Purchase and Sale Agreement), whereby pursuant to the Purchase and Sale Agreement, Assignee, as tenant, and Seller, as landlord, entered into that certain Ground Lease (the “Ground Lease”), effective as of the Initial Closing Date, a copy of which is filed hereto as Exhibit 10.3. The term of the Ground Lease commenced on the Initial Closing Date and shall expire on the earliest to occur of (a) one (1) year following the Initial Closing Date, (b) the Final Closing Date (as defined in the Purchase and Sale Agreement) and (c) the earlier termination of the Purchase and Sale Agreement, unless terminated earlier or extended by mutual consent of the parties. The rent amount payable under the Ground Lease is $100 per month plus all principal and interest due under the Promissory Note (as defined below), plus reimbursement of property insurance premiums applicable to the property, payable in advance on or before the 5th day of each month, without demand or set-off. The Assignee will operate the Property in a manner consistent with its operation prior to the Initial Closing Date. The Ground Lease includes certain customary covenants, representations and warranties.

Loan

Prior to the Initial Closing Date, the Property was encumbered by a certain mortgage loan (the “Current Loan”). As a condition precedent to the Seller’s obligation to enter into the Ground Lease, at the Initial Closing (a) Seller and PHR OP Lender Sub, LLC, an affiliate of the Sponsor, and subsidiary of the Company, entered into a loan in the principal amount of $7,689,593.65 secured by a promissory note (the “Promissory Note”) and mortgage (the “Mortgage,” and together with the Promissory Note, the “Loan”), copies of which are filed hereto as Exhibit 10.4 and Exhibit 10.5, (b) with the proceeds from the Loan, Seller caused the Current Loan to be paid in full at the Initial Closing and (c) the current lender under the Current Loan delivered all documents necessary to terminate its security interests in the Property. The Loan is collateralized by the Property, has an outstanding principal amount of $7,689,593.65 and bears interest at a fixed interest rate of 5.785% per annum. During any period of default under the Loan, the interest rate shall increase to 10.0% per annum. The Loan matures on the earlier of (A) sixty (60) days following the termination of the Purchase Agreement prior to the Final Closing (provided, however, if the Purchase Agreement is terminated due to an event of default by Borrower, as Seller thereunder, upon such default, (B) six (6) months following the termination of the Purchase Agreement prior to the Final Closing if terminated due to an event of default by the Buyer under the Purchase Agreement, and (C) the Final Closing (as defined in the Purchase Agreement).

Pursuant to the Purchase and Sale Agreement, at the Final Closing, Seller will pay the Loan in full and Seller and the Assignee will terminate the Ground Lease and consummate the sale of the Property, and thereafter the Assignee will become the fee owner of the Property. The Company expects Final Closing to occur within the next six months, subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase and Sale Agreement. There can be no assurance that the Company will complete the acquisition of the Property. The Company intends to acquire the Property using net offering proceeds from its public offering and debt.

 Hotel Management Agreement

On June 3, 2021, PHR Cherry Opco Sub, LLC (“Owner”), a subsidiary of the Company, entered into a hotel management agreement (the “Hotel Management Agreement”) with PHR Cherry Tree Hotel Manager, LLC (“Manager”), an affiliate of Procaccianti Companies, Inc., to manage the Property.

Under the Hotel Management Agreement, Manager operates and manages the Property. Manager will provide all property management, financial accounting, reporting, advertising, and other operational services for the Property, and employees for operating the hotel. Manager must generally maintain the Property in good operating condition. Manager must provide to Owner a proposed operating budget at least annually.

The Hotel Management Agreement generally requires the Owner to fund budgeted capital expenditures and operating expenses, except those expenses not related to the operation of the hotel. The Owner is responsible for obtaining and maintaining insurance policies with respect to the Property, except for insurance relating to employment matters, which is provided by Manager.

Manager will receive a hotel management fee each fiscal year with respect to the Property equal to 3% of total operating revenues of the Property (which exclude the gross receipts of any licensees, lessees and concessionaires) paid on a monthly basis, in addition to certain expense and centralized services costs reimbursements. The Hotel Management Agreement has an initial term of 10 years, with four automatic one-year renewals, unless otherwise terminated in accordance with the Hotel Management Agreement.

The Hotel Management Agreement was approved by a majority of the Company’s board of directors (the “Board”) (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to the Company than a comparable Hotel Management Agreement between unaffiliated parties under the same circumstances.

The foregoing descriptions of the Purchase and Sale Agreement, Assignment Agreement, Ground Lease, Loan and Hotel Management Agreement are only summaries and are qualified in their entirety by reference to the complete text of the Purchase and Sale Agreement, Assignment Agreement, Ground Lease, Promissory Note, Mortgage and Hotel Management Agreement, which are attached as Exhibits 10.1 - 10.2 , 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and are each incorporated by reference herein.

Item 8.01 Other Events.

Determination of Estimated Per Share NAVs

On June 9, 2021, the Board, at the recommendation of the Audit Committee of the Board (the “Committee”), comprised solely of independent directors, unanimously approved and established the Estimated Per Share NAVs. The Estimated Per Share NAVs are based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of March 31, 2021 (the “Valuation Date”). The Company is providing the Estimated Per Share NAVs to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority (“FINRA”), with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) (the “IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the U.S. Securities and Exchange Commission (the “SEC”). The Company believes that there were no material changes between the Valuation Date and the date of this filing that would impact the Estimated Per Share NAVs.

The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Company’s Estimated Per Share NAVs, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.

The Estimated Per Share NAVs were determined after consultation with our advisor, Procaccianti Hotel Advisors, LLC (“PHA,” or, alternatively, our “Advisor”), and Robert A. Stanger & Co, Inc. (“Stanger”), an independent third-party valuation firm. The engagement of Stanger was approved by the Committee. Stanger prepared appraisal reports (collectively, the “Appraisal Reports”) that summarized key information and assumptions and provided an appraised value for each of the four properties (collectively, the “Appraised Properties”) in the Company’s portfolio as of March 31, 2021. Stanger also prepared a NAV report (the “NAV Report”) that estimates the NAV per share of each of the Company’s K-I Shares, K Shares, K-T Shares, A Shares, and B Shares. The NAV Report relied upon: (i) the Appraisal Reports for the Appraised Properties; (ii) Stanger’s estimate of the Company’s secured notes payable; (iii) Stanger’s estimate of the six percent per annum dividend rate (for periods prior to March 31, 2020) and seven percent per annum dividend rate (for periods on and after March 31, 2020) on a stated value of $10.00 per share due to holders of Class K Shares, Class K-I Shares and Class K-T Shares as of March 31, 2021 (the “K Share Hurdle”) and (iv) the Advisor’s estimate of the value of the Company’s other assets and liabilities, to calculate each of the Estimated Per Share NAVs of the Company’s common and capital stock, and such other reviews as deemed necessary by Stanger. The process for estimating the value of the Company’s assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.

Upon the Committee’s receipt and review of the Appraisal Reports and the NAV Report (collectively, the “Reports”), the Committee recommended to the Board: (i) $9.77 as the estimated per share NAV per K-I Share; (ii) $9.85 as the estimated per share NAV per K Share; (iii) $9.85 as the estimated per share NAV per K-T Share; (iv) $0.00 as the estimated per share NAV per A Share; and (v) $0.00 as the estimated per share NAV per B Share, each as of March 31, 2021. Upon the Board’s receipt and review of the Appraisal Reports and recommendation of the Committee, the Board approved the foregoing values as the Company’s Estimated Per Share NAVs.

The table below sets forth the calculation of the Company’s Estimated Per Share NAVs as of March 31, 2021, as well as the comparable calculation as of March 31, 2020. Certain amounts are reflected net of noncontrolling interests, as applicable.

Components of NAV	3/31/2021	3/31/2020
Real Estate	$95,900,000	$85,480,000
Mortgage Notes Payable	(53,945,139)	(49,874,504)
Other Assets	13,722,346	9,739,275
Other Liabilities	(2,385,106)	(2,733,717)
Noncontrolling Interest	(7,192,688)	(7,446,348)
Net Asset Value	$46,099,413	$35,164,706

Note:
Class K-I Shares (1)
NAV	$8,048,355	$5,400,689
Shares Outstanding	823,558	631,699
NAV Per Share	$9.77	$8.55

Class K Shares (1)
NAV	$37,580,599	$29,352,997
Shares Outstanding	3,815,367	3,429,862
NAV Per Share	$9.85	$8.56

Class K-T Shares (1)
NAV	$470,458	$411,019
Shares Outstanding	47,769	47,989
NAV Per Share	$9.85	$8.56

Class A Shares
NAV	$0	$0
Shares Outstanding	581,410	537,410
NAV Per Share	$0.00	$0.00

Class B Shares
NAV	$0	$0
Shares Outstanding	125,000	125,000
NAV Per Share	$0.00	$0.00

(1)

In general, because the proceeds from the sale of A Shares are used to pay organization and offering expenses of K Shares, K-I Shares and K-T Shares, the value of each of the K Shares, K-I Shares and K-T Shares is higher than if such shares paid their associated organization and offering expenses.

Methodology and Key Assumptions

In determining the Estimated Per Share NAVs, the Board considered the recommendation of the Committee, the Reports provided by Stanger and information provided by the Advisor. The Company’s goal in calculating the Estimated Per Share NAVs is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The Estimated Per Share NAVs are not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not, however, represent current market value or book value. The estimated value of the Appraised Properties do not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The Estimated Per Share NAVs do not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The Estimated Per Share NAVs also do not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

The outbreak of the COVID-19, declared by the World Health Organization as a global pandemic on March 11, 2020, has caused and is continuing to cause heightened uncertainty in both local and global market conditions. The effect COVID-19 will have on the real estate markets generally, and on the hospitality industry, will depend in part on both the scale and longevity of the pandemic. While market activity is being impacted in most sectors, at this stage hospitality and retail sectors have been most significantly impacted due to the increased response by local and global authorities, including shelter in place orders, restriction of travel and growing international concern. Although the Estimated Per Share NAV conclusions prepared by Stanger and subsequently determined by the Board are based on the information available at March 31, 2021, previous market information available on March 31, 2021 that was used for comparison purposes is now less reliable to inform opinions of value. The changing responses to COVID-19 create an unprecedented set of circumstances on which to base a judgment. Consequently, less certainty – and a higher degree of caution – should be attached to the Estimated Per Share NAVs than would normally be the case.

Independent Valuation Firm

Stanger was selected by the Committee to appraise and provide a value on the four Appraised Properties. Stanger is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company or the Advisor. The compensation the Company paid to Stanger related to the valuation is based on the scope of work and not on the appraised values of the Company’s real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Appraisal Reports were reviewed, approved, and signed by an individual with the professional designation of MAI licensed in the state where each real property is located. The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

Stanger collected reasonably available material information that it deemed relevant in appraising the Company’s real estate properties. Stanger relied in part on property-level information provided by the Advisor, including historical and projected operating revenues and expenses and information regarding recent or planned capital expenditures.

In conducting their investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company or the Advisor for reasonableness, they assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management, the Board, and/or the Advisor. Stanger relied on the Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

In performing its analyses, Stanger made numerous other assumptions as of various points in time with respect to industry performance, general business, economic, and regulatory conditions, and other matters, many of which are beyond their control and the Company’s control. Stanger also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Stanger assumed that the Company has clear and marketable title to each real estate property appraised, that no title defects exist, that any improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density, or shape are pending or being considered. Furthermore, Stanger’s analyses, opinions, and conclusions were necessarily based upon market, economic, financial, and other circumstances and conditions existing as of or prior to the date of the Appraisal Reports, and any material change in such circumstances and conditions may affect Stanger’s analyses and conclusions, including changes due to the ongoing Coronavirus (COVID-19) pandemic and related economic effects. The Appraisal Reports contain other assumptions, qualifications, and limitations that qualify the analyses, opinions, and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Stanger’s analyses.

Stanger is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public security offerings, private placements, business combinations, and similar transactions. The Company does not believe that there are any material conflicts of interest between Stanger, on the one hand, and the Company, the Advisor, and their affiliates, on the other hand. The Company engaged Stanger, with approval from the Committee, to deliver its Reports to assist in the NAV calculation and Stanger received compensation for those efforts. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. In the three years prior to the date of this filing, Stanger was engaged by the Company in connection with the March 31, 2020, March 31, 2019 and the February 28, 2018 estimated per share NAVs for which Stanger was paid usual and customary fees. Stanger may from time to time in the future perform other services for the Company, so long as such other services do not adversely affect the independence of Stanger as certified in the applicable Appraisal Reports.

Although Stanger considered any comments received from the Company or the Advisor relating to their Reports, the final appraised values of the Company’s real estate properties were determined by Stanger for the Appraised Properties. The Reports are addressed solely to the Committee to assist it in calculating and recommending to the Board an estimated per share NAV of the Company’s common and capital stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an estimated per share NAV of the Company’s common and capital stock, and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common and capital stock.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Reports. The Reports, including the analysis, opinions, and conclusions set forth in such reports, are qualified by the assumptions, qualifications, and limitations set forth in the respective reports.

Real Estate Valuation

As described above, the Company engaged Stanger to provide an appraisal of the Appraised Properties consisting of four properties in the Company’s portfolio as of March 31, 2021. In preparing the Appraisal Report, Stanger, among other things:

•	interviewed the Company’s officers or the Advisor’s personnel to obtain information relating to the physical condition of each Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such leased properties;

•	reviewed historical operating statements, revenue per available room, average daily rate, occupancy for the subject properties and competing properties, current tax information and a review of tax comparable properties, where appropriate; and

•	reviewed the acquisition criteria and parameters used by real estate investors for properties similar to the subject Properties, including a search of real estate data sources and publications concerning real estate buyer's criteria, discussions with sources deemed appropriate, and a review of transaction data for properties similar to the Properties.

Stanger employed the Income Approach and Sales Comparison Approach, each described below, to estimate the value of the Appraised Properties. The Income Approach is based on the assumption that the value of a property is dependent upon the property’s ability to produce income. In the Income Approach, a discounted cash flow (“DCF”) analysis was used to determine the value of the fee simple or leased fee estate, as applicable, in the Appraised Properties. The indicated value by the Income Approach represents the amount an investor may pay for the expectation of receiving the net cash flow from the property and the proceeds from the ultimate sale of the property.

The Sales Comparison Approach utilizes indices of value derived from actual or proposed sales of comparable properties to estimate the value of the subject Property. The appraiser analyzed such comparable sale data as was available to develop a market value conclusion for the subject Property.

Stanger prepared the Appraisal Reports, which summarize key inputs and assumptions, providing a value for each of the Appraised Properties using financial information provided by the Company and the Advisor. From such review, Stanger selected the appropriate terminal capitalization rate and discount rate in its DCF analysis and the appropriate price per room in its sales comparison analysis.

As of March 31, 2021, the Company owned an interest in four real estate assets. The total aggregate purchase price of these properties was approximately $74.6 million. In addition, through the Valuation Date, the Company had invested $1.7 million in capital improvements on these real estate assets since inception. As of the Valuation Date, the total value of the Appraised Properties at the Company’s respective ownership interest was approximately $79.7 million. This represents an approximately 4.3% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the discounted cash flow and direct capitalization analysis to arrive at the appraised value of the Appraised Properties:

	Range		Weighted Average
Terminal Capitalization Rate	8.25%	9.50%	8.81%
Discount Rate	10.00%	11.00%	10.57%
Income and Expense Growth	3.00%		3.00%

While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would impact the calculation of the appraised value of the Appraised Properties. The table below illustrates the impact on the appraised values, before noncontrolling interest adjustments, if the terminal capitalization rates, discount rates and direct capitalization rates were adjusted by 25 basis points or 5.0%, assuming the value conclusion for each Appraised Property is based on the method being sensitized and all other factors remain unchanged:

	Estimated Impact to Appraised Values Due to:
	Increase	Decrease	Increase	Decrease
	25 Basis Points	25 Basis Points	5.0%	5.0%
Terminal Capitalization Rate	$(1,270,173)	$1,323,319	$(2,182,787)	$2,348,131
Discount Rate	$(1,619,867)	$1,634,506	$(3,381,937)	$3,492,099

Loan Valuation

Values for the Company’s consolidated secured notes payable (the “Secured Notes Payable”) were estimated by Stanger using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for notes payable with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, prepayment terms, and collateral property attributes. The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates ranged from 3.06% to 6.60% for the Secured Notes Payable.

As of March 31, 2021, Stanger’s estimated fair value of the Company’s Secured Notes Payable was $53.9 million, before noncontrolling interest adjustments. The weighted-average discount rate applied to the future estimated debt payments of the Secured Notes Payable was approximately 5.33%.

While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would impact the calculation of the estimated value of the Company’s Secured Notes Payable. The table below illustrates the impact on the estimated value of the Secured Notes Payable, before noncontrolling interest adjustments, if the market interest rate of the Secured Notes Payable were adjusted by 25 basis points or 5.0%, and assuming all other factors remain unchanged:

Estimated Impact to Fair Market Value of the Company’s Secured Notes due to:
Decrease	Increase	Decrease	Increase
25 Basis Points	25 Basis Points	5.0%	5.0%
($319,800)	$332,500	($396,500)	$401,500

Cash, Other Assets, Other Liabilities and Credit Facility

The fair value of the Company’s cash, other assets and other liabilities were estimated by the Advisor to approximate carrying value as of the Valuation Date.

The carrying value of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as intangible assets and liabilities and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments.

Different parties using different assumptions and estimates could derive different estimated per share NAVs, and these differences could be significant. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets.

Common Share Preferred Return

The Estimated Per Share NAV was calculated inclusive of the K Share Hurdle to each share class, net of any distributions made, from inception of the Company through the Valuation Date.

The Board’s Determination of the Estimated Per Share NAVs

Based upon a review of the Reports provided by Stanger, upon the recommendation of the Committee, the Board estimated the per share NAV for (i) the K-I Shares to be $9.77; (ii) the K Shares to be $9.85; (iii) the K-T Shares to be $9.85; (iv) the A Shares to be $0.00; and (v) the B Shares to be $0.00.

Limitations of Estimated Per Share NAVs

The various factors considered by the Board in determining the Estimated Per Share NAVs were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, the Company is providing the Estimated Per Share NAVs to assist broker-dealers that participate, or participated, in the Company’s public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive different estimated per share NAVs. The Estimated Per Share NAVs are not audited and do not represent the fair value of the Company’s assets or liabilities according to GAAP.

Accordingly, with respect to the Estimated Per Share NAVs, the Company can give no assurance that:

•	a stockholder would be able to resell his or her K-I Shares, K Shares and K-T Shares at the K Share Estimated Per Share NAVs;
•	a stockholder would ultimately realize distributions per share equal to the Company’s Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•	the Company’s K-I Shares, K Shares and K-T Shares would trade at the Estimated Per Share NAVs on a national securities exchange;
•	a different independent third-party appraiser or other third-party valuation firm would agree with the Company’s Estimated Per Share NAVs; or
•	the Estimated Per Share NAVs, or the methodology used to estimate the Company’s Estimated Per Share NAVs, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended or other regulatory requirements. Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in the Company’s share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by the Company.

The Estimated Per Share NAVs are based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2021.

Further, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAVs do not reflect a discount for the fact that the Company is externally managed, nor do they reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAVs also do not take into account estimated disposition costs and fees for real estate properties that are not held for sale. The Company currently expects to utilize an independent valuation firm to update the Estimated Per Share NAVs as of March 31, 2021, in accordance with the IPA Valuation Guidelines, but is not required to update the Estimated Per Share NAVs more frequently than annually.

On April 7, 2020, in response to the global pandemic of the novel coronavirus (COVID-19), the Board approved the temporary suspension of the sale of shares in the Company’s public offering, effective April 7, 2020, and of its distribution reinvestment plan, effective April 17, 2020. On June 10, 2020, our board of directors unanimously approved the resumption of the acceptance of subscriptions and the resumption of the operation of the DRIP.

The Board expects to modify the prices at which K Shares, K-I Shares and K-T Shares are offered pursuant to the public offering to reflect the updated Estimated Per Share NAVs. The decision to recommence selling shares of the Company's common stock in the public offering and new offering prices has been approved by the Board and will commence effective with a future announcement by the Company in a prospectus supplement.

Revised Public Offering Share Prices

Commencing on June 10, 2021, the offering price per share of the K Shares will be $9.85 per K Share, the offering price per share of the K-I Shares will be $9.09 per K-I Share (which includes a 7% discount as no commission is payable with respect to such shares) and offering price per share of the K-T Shares will be $9.85 per K-T Share.

All subscriptions for shares in the public offering that are received in good order and fully funded by the close of business on June 9, 2021 will be processed using the $8.56 per K Share public offering price, $7.95 per K-I Share public offering price and $8.56 per K-T Share public offering price; all subscriptions for shares in the public offering received and/or funded after the close of business on June 9, 2021 will be processed using a $9.85 per K Share public offering price, $9.09 per K-I Share public offering price and $9.85 per K-T Share public offering price.

Revised Purchase Prices under the Distribution Reinvestment Plan

The Board determined that commencing on the date of the next monthly DRIP offering, the DRIP offering price per share of each of the K Shares, the K-I Shares and the K-T Shares will be $9.36 per share. As provided under the DRIP, a participant may terminate or modify his or her participation in the DRIP at any time without penalty by delivering a written notice to the Company.

Any Estimated Per Share NAV approved by the Board in the future may be higher or lower than the most recently disclosed Estimated Per Share NAV for each of the K Shares, K-I Shares and K-T Shares, which may cause the purchase prices under the DRIP to increase or decrease accordingly. The prices under the DRIP are not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amounts if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amounts upon the liquidation or sale of the Company; (iii) shares of the Company's common stock would trade at such per share amounts on a national securities exchange; or (iv) a third party would offer such per share amounts in an arm’s-length transaction to purchase all or substantially all of the Company's shares of common stock.

Revised Repurchase Prices under the Share Repurchase Program

The Company’s amended and restated share repurchase program (the “Share Repurchase Program”) provides that the price for shares repurchased under the Share Repurchase Program will be a percentage of the most recent Estimated Per Share NAVs of each share class, as adjusted based on a stockholder’s relevant holding period (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like); provided, however, that repurchases for death and qualifying disabilities of stockholders are repurchased at a repurchase price equal to 100% of the applicable Estimated Per Share NAV of each share class. The Board’s determination of the estimated values of each of the K Shares, K-I Shares and K-T Shares shall serve as the most recent estimated value for K Shares, K-I Shares, and K-T Shares for purposes of the Share Repurchase Program, effective June 10, 2021.

For a full description of the Share Repurchase Program, please see the Company's most recent prospectus.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the Estimated Per Share NAVs of the Company’s common and capital stock. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s Estimated Per Share NAVs.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, as amended, dated as of April 28, 2021, by and between The Procaccianti Group, LLC, as Purchaser, and Pride One Cherry Tree, LLC and IPN-Pride Investment Holdings, LLC, collectively as Seller.
10.2	Assignment Agreement, dated as of June 3, 2021, by and between The Procaccianti Group, LLC and PHR OP Lender Sub, LLC, collectively as Assignor, and PHR Cherry Propco, LLC, as Assignee.
10.3	Ground Lease, dated as of June 3, 2021, by and between PHR Cherry Propco, LLC, as Tenant, and Pride One Cherry Tree, LLC and IPN-Pride Investment Holdings, LLC, collectively as Landlord.

10.4	Promissory Note, dated as of June 3, 2021 by and between Pride One Cherry Tree, LLC and IPN-Pride Investment Holdings, LLC, collectively as Borrower and PHR OP Lender Sub, LLC, as Lender.
10.5	Mortgage, dated as of June 3, 2021, by and between Pride One Cherry Tree, LLC and IPN-Pride Investment Holdings, LLC, collectively as Mortgagor, and PHR OP Lender Sub, LLC, as Mortgagee.
10.6	Hotel Management Agreement, dated as of June 3, 2021, by and between PHR Cherry Opco Sub, as Owner and LLC and PHR Cherry Tree Hotel Manager, LLC, as Manager.
99.1	Consent of Robert A. Stanger & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: June 9, 2021	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer